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                                                                    EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-10491) and related Prospectus of Guitar Center Inc. dated December 5, 1997, and to the incorporation by reference therein of our report dated March 6, 1996, with respect to the Financial Statements of Guitar Center Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Los Angeles, California
December 4, 1997